OPPENHEIMER ROCHESTER MARYLAND MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Maryland Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           8,916,545                                485,565
David K. Downes                                        8,916,545                                485,565
Matthew P. Fink                                          8,911,093                                491,017
Edmund Giambastiani, Jr.                           8,939,311                                462,799
Phillip A. Griffiths                                       8,908,237                                493,873
Mary F. Miller                                             8,945,718                                456,392
Joel W. Motley                                            8,945,056                                457,054
Joanne Pace                                                 8,922,484                                479,626
Mary Ann Tynan                                        8,916,545                                485,565
Joseph M. Wikler                                        8,910,431                                491,679
Peter I. Wold                                                8,940,266                                461,845
William F. Glavin, Jr.                                   8,944,763                                457,347

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
   3,962,449                                172,101                                1,002,954

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
   3,967,438                                175,213                                994,855

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   3,967,510                                178,331                                991,661

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
   3,962,441                                178,698                                996,367

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
   3,972,938                                162,616                                1,001,951

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
   3,976,697                                155,741                                1,005,067

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
   3,919,252                                223,724                                994,529

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
   3,652,367                                477,792                                1,007,345

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
   3,929,157                                221,896                                986,451

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   3,939,616                                223,917                                973,973